Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (the “Registration Statement”) of our report dated September 30, 2024, relating to the financial statements of Amesite Inc. (the “Company”) as of and for the year ended June 30, 2024, which includes an explanatory paragraph relating to the Company’s ability to continue as a going concern, appearing in the Annual Report on Form 10-K for the year ended June 30, 2025.

/s/ Turner, Stone & Company, L.L.P.

Dallas, Texas

July 30, 2026